UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023 (October 27, 2023)

SMART FOR LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41290	81-5360128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 S Rogers Circle, Suite 3, Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

(786) 749-1221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SMFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On October 27, 2023, Smart for Life, Inc. (the “Company”) implemented the previously announced one-for-3 reverse stock split (the “Reverse Stock Split”) of the Company’s authorized and outstanding common stock, par value $0.0001 per share (“Common Stock”), by filing a Certificate of Change that became effective on October 27, 2023 (the “Certificate of Change”). As a result of the Reverse Stock Split, the Company’s authorized Common Stock decreased from 166,666,667 shares to 55,555,556 shares. The Reverse Stock Split had no effect the par value of the Company’s Common Stock. The foregoing summary of the Certificate of Change is qualified in its entirety by reference to the full text of the Certificate of Change, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Common Stock began trading on a split-adjusted basis when the Nasdaq Capital Market opened on October 27, 2023 under the symbol “SMFL” with a new CUSIP number (83204U509).

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On October 27, 2023, upon the approval of the Audit Committee of the Board of Directors, the Company dismissed its independent registered public accounting firm, CohnReznick LLP (“CohnReznick”).

CohnReznick was appointed as the Company’s independent registered public accounting firm on May 3, 2023. Accordingly, it has not issued any audit reports on the Company’s financial statements.

During the Company’s two most recent fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through the date of CohnReznick’s dismissal, there were no: (i) disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to CohnReznick’s satisfaction, would have caused CohnReznick to make reference to the subject matter of disagreement in connection with its reports on the Company’s financial statements for such years; or (ii) “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that CohnReznick advised the Company of material weaknesses in its internal control over financial reporting as of March 31, 2023 and June 30, 2023. These material weaknesses relate to (1) lack of segregation of duties between accounting and other functions and (2) the absence of sufficient depth of in-house accounting personnel with the ability to properly account for complex transactions.

The Company provided CohnReznick with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that CohnReznick furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of CohnReznick’s letter, dated November 2, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On October 27, 2023, upon the approval of the Audit Committee, the Company engaged RBSM LLP (“RBSM”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2023 and interim periods.

During the Company’s two most recent fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through the date of RBSM’s engagement: (i) the Company did not consult with RBSM regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and RBSM did not provide to the Company a written report or oral advice on any accounting, auditing or financial reporting issue that RBSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and (ii) the Company did not consult with RBSM regarding any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Change to Articles of Incorporation of Smart for Life, Inc.
16.1	Letter from CohnReznick LLP to the Securities and Exchange Commission, dated November 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2023	SMART FOR LIFE, INC.

/s/ Darren C. Minton
Name: Darren C. Minton
Title: Chief Executive Officer

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